                                                                               .
                                                                               .
                                                                               .

                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant

                                                                                           JURISDICTION OF
                                 COMPANY NAME                                               ORGANIZATION
                                 ------------                                               ------------
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND SUBSIDIARIES                                 Delaware
         Appraisal Enhancement Services, LLC                                                   Delaware
         Arizona Sales and Posting, Inc.                                                        Arizona
         ASAP Legal                                                                           California
         Bancserv, Inc.                                                                       California
         Comstock Net Services, Inc.                                                           Delaware
         Default Lifecycle, LLC (CA)                                                          California
         DPN, Incorporated                                                                      Nevada
         E/Risk Information Services                                                          California
         Eastern Financial Systems, Inc.                                                     Pennsylvania
                  Business World Travel, Inc.                                                Pennsylvania
                  Eastern Software Corporation                                               Pennsylvania
                  Eastern Software of California, Inc.                                       Pennsylvania
         Ecosearch Environmental Resources, Inc.                                                Indiana
         Fidelity Information Services, Inc.                                                   Arkansas
                  Advanced Check, Inc.                                                         Delaware
                  Aurum Technology, Inc.                                                       Delaware
                           Computer Consultants Corporation                                      Utah
                           Gateway Financials Services, Inc.                                   Missouri
                           GFS Holdings Co.                                                    Delaware
                           Morningside Corporation                                             Missouri
                           On-Line Financial Services, Inc.                                    Illinois
                  BenchMark Consulting International NA, Inc.                                   Georgia
                             BenchMark Consulting International Europe GmbH                     Germany
                  BW Images, Inc.                                                               Alabama
                  CBS Acquisition, LLC
                  Customized Database Systems, Inc.                                            Delaware
                  Fidelity Information Services (Hong Kong) Limited                            Hong Kong
                  Fidelity Information Services International Holdings, Inc.                   Delaware
                           Alltel Servicios de Informacion (Costa Rica) S.A.                  Costa Rica
                           Fidelity Information Services (France) SARL                          France
                           Fidelity Information Services (Germany) GmbH                         Germany
                           Fidelity Information Services (Greece)                               Greece
                           Fidelity Information Services (Netherlands) BV                   The Netherlands
                           Fidelity Information Services (New Zealand) Limited                New Zealand
                           Fidelity Information Services (Poland) spZoo                         Poland
                           Fidelity Information Services Canada Limited                         Canada
                           Fidelity Information Services Limited                            United Kingdom
                  Fidelity Information Services International, Ltd.                            Delaware
                  Fidelity Information Servies (Thailand) Limited                              Thailand
                  Fidelity International Resource Management, Inc.                             Delaware
                  Fidelity Wholesale Banking Solutions, Inc.                                   New York

                  Hamilton & Sullivan, Ltd.                                                    Missouri
                  MBBWare, Inc.                                                                 Alabama
                  Pro-Soft, Inc.                                                             Pennsylvania
                  Sanchez Computer Associates, LLC                                             Delaware
                           e-PROFILE Holdings, Inc.                                            Delaware
                           Sanchez Advisors, LLC                                               Delaware
                           Sanchez Computer Associates International, Inc.                     Delaware
                           Sanchez Computer Associates Limited                              United Kingdom
                           Sanchez Computer Associates Pty Limited                             Australia
                           Sanchez Computer Associates, Polska Sp.z.o.o.                        Poland
                           Sanchez Computer Associates, Inc.                                    Canada
                           Sanchez Data Systems, Inc.                                          Delaware
                           Sanchez FSC, Inc.                                                   Barbados
                           Sanchez Software Ltd.                                               Delaware
                  TouchPoint Solutions, Inc.                                                    Georgia
         Fidelity National Agency Sales and Posting                                           California
         Fidelity National Credit Services, Inc.                                               New York
         Fidelity National Loan Portfolio Services, Inc.                                      California
         Financial ServiceSolutions Information Systems, LLC (50%)                             Delaware
         Financial ServiceSolutions, LLC (50%)                                                 Delaware
         FNF Capital, Inc.                                                                     Delaware
                  FNF Capital, LLC (75% Owned)                                                California
         Fidelity National Information Solutions Canada, Inc.                                   Canada
         FNIS Flood Group, LLC                                                                 Delaware
                  FNIS Flood of California, LLC                                                Delaware
                  FNIS Flood Services, L.P. (1%)                                               Delaware
                  FNIS Flood Services, L.P. (99%)                                              Delaware
         FNIS Holding, LLC                                                                     Delaware
         FNIS Intellectual Property Holdings, Inc.                                             Delaware
         FNIS Management Services, Inc.                                                        Delaware
         FNIS MLS Services, Inc.                                                               Delaware
         FNIS Services, Inc.                                                                   Delaware
         Geosure, Inc.                                                                         Delaware
                  Geosure, L.P., (83%)                                                         New York
         Hansen Quality, LLC                                                                  California
         HomeBuilders Financial Network, LLC  & Subs (75%)                                     Delaware
                  Decatur Mortgage Company, LLC (45%)                                           Indiana
                  Equity Residential Mortgage Company, LLC (50%)                                Arizona
                  HomeBuilders Investment, LLC                                                 Delaware
                           Builders Affiliated Mortgage Services (40%)                          Florida
                  HomeBuyers Mortgage Network, LLC                                              Florida
                  MH Mortgage, LLC (50%)                                                         Texas
                  National Underwriting Services, LLC                                          Delaware
         I-Net Reinsurance                                                             Turks and Caicos Islands
         International Data Management Corporation                                            California
         LRT Record Services, Inc.                                                               Texas
         Market Intelligence, Inc.                                                           Massachusetts
         NRC Insurance Services, Inc.                                                       North Carolina
         Risco, Inc.                                                                            Kansas

         Vista DMS, Inc.                                                                       Delaware
         Vista Environmental Information Inc.                                                  Delaware
                  Ensite Corporation of Denver                                                 Colorado
                  Geosure, L.P., (17%)                                                         New York
         West Point Appraisal Services, Inc.                                                  California
FIDELITY NATIONAL TAX SERVICE, INC.                                                           California
         Fidelity National Asset Management Solutions, Inc.                                    Colorado
         Fidelity National Field Services, Inc.                                                Delaware
         Investment Property Exchange Services, Inc.                                          California
                  Chase Vehicle Exchange, Inc.                                                 Delaware
                  Indiana Residential Nominee Services, LLC (50%)                               Indiana
                  Maine Residential Nominee Services, LLC (50%)                                  Maine
                  Massachusetts Residential Nominee Services, LLC (50%)                      Massachusetts
                  National Residential Nominee Services Inc.                                   Delaware
                  National Safe Harbor Exchanges                                              California
                  SPI I , LLC                                                                  Delaware
                  SPI I Company                                                                Delaware
                  Strategic Property Investments, Inc.                                         Delaware
                  Vermont Residential Nominee Services, LLC (50%)                               Vermont
         LSI Title Company (AKA: CTC of Alameda)                                              California
         LSI Title Agency, Inc.                                                                Illinois
                  Lender's Service Title Agency , Inc.                                           Ohio
                  LSI Alabama, LLC                                                              Alabama
                  LSI Appraisal, LLC                                                           Delaware
                  LSI Maryland, Inc.                                                           Maryland
                  FIS Management Services, Inc. (Payroll)
                  Property Insight, LLC                                                       California
                  National Title Insurance of New York Inc.                                    New York
                  Fidelity National Foreclosure Solutions, Inc.                                Delaware
                           NewInvoice, LLC (80%)                                                Georgia
         Pacific American Property Exchange Corporation                                       California
         Real Info, LLC (50%)                                                                  Illinois
         RealEC Technologies, Inc.                                                             Delaware
         SoftPro Merger Corp.                                                                 California
         Title-Tax, Inc.                                                                      California